Exhibit 4.4

CENVEO CORPORATION,
as Issuer,

the GUARANTORS named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee

THIRD SUPPLEMENTAL INDENTURE
Supplementing the Indenture of
February 5, 2010

Dated as of April 16, 2013

8.875% Senior Second Lien Notes due 2018

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THIS THIRD SUPPLEMENTAL INDENTURE, dated as of April 16, 2013, is among Cenveo Corporation, a Delaware corporation (the “Company”), the Guarantors (as defined herein) listed on Schedule I hereto (each a “Guarantor” and collectively the “Guarantors”), and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
WHEREAS, in connection with the issuance by the Company of its 8.875% Senior Second Lien Notes due 2018 (the “Notes”), in the aggregate principal amount of $400,000,000, the Company, the Guarantors and the Trustee entered into an indenture dated as of February 5, 2010 (as supplemented by the First Supplemental Indenture dated as of December 21, 2010 and the Second Supplemental Indenture dated as of March 2, 2011, the “Indenture”; capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture); and
WHEREAS, in connection with the execution and delivery by the Company on the date hereof of an Additional Credit Facility (the “2013 Additional Credit Facility”), Cenveo McLaren Morris and Todd Company, a Nova Scotia unlimited company (the “Additional Grantor”) and an existing Subsidiary Guarantor, has granted a security interest in substantially all of its assets to secure the First Lien Obligations under the 2013 Additional Credit Facility; and
WHEREAS, pursuant to Section 2.4 of the Intercreditor Agreement, the Additional Grantor is required to execute and deliver a Comparable Second Lien Security Document (as defined in the Intercreditor Agreement) in favor of the Collateral Agent to secure the Second Lien Obligations; and
WHEREAS, Section 9.01 of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes without the consent of any holder of any outstanding Notes; and
WHEREAS, the Company has authorized the execution and delivery of this Third Supplemental Indenture; and
WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Guarantors and the Trustee have been done.
NOW THEREFORE, WITNESSETH, that, for and in consideration of the premises, and in order to comply with the terms of Section 2.4 of the Intercreditor Agreement and Article Nine of the Indenture, the Company agrees with the Guarantors and the Trustee as follows:
ARTICLE 1.
ADDITION OF COLLATERAL

SECTION 1.01.	ADDITIONAL GRANTOR
The Additional Grantor hereby agrees to execute and deliver to the Collateral Agent on the date hereof a Comparable Second Lien Security Document (as defined in the Intercreditor Agreement) pursuant to Section 2.4 of the Intercreditor Agreement, substantially in the form

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attached as Exhibit A hereto (the “Canadian Security Agreement”). The Additional Grantor hereby acknowledges and agrees that the Canadian Security Agreement executed and delivered pursuant to this Section 1.01 shall constitute a “Security Document” for all purposes under the Indenture.
ARTICLE 2.
SUBORDINATION ACKNOWLEDGMENT

SECTION 2.01.	EXECUTION OF SUBORDINATION ACKNOWLEDGEMENT
The Trustee, in its capacity as Collateral Agent, hereby acknowledges and agrees that it will, upon the request of the First Lien Agent pursuant to Section 8.9 of the Intercreditor Agreement, execute and deliver in recordable form one or more Subordination Acknowledgements each substantially in the form attached as Exhibit B hereto, to acknowledge that the Liens on the Mortgaged Properties granted in favor of the Collateral Agent shall be junior and subordinate to the Liens on such Mortgaged Properties securing the First Lien Obligations under the 2013 Additional Credit Facility.
ARTICLE 3.
AMENDMENTS TO INDENTURE

SECTION 3.01.	AMENDMENTS
The existing Indenture is, effective as of the date hereof, hereby amended as follows:
(a)     The definition of “Collateral” contained in Section 1.01 of the Indenture is hereby amended by deleting the phrase “Domestic Guarantors” in its entirety and substituting therefor the new phrase “Guarantors”.
(b)    The definition of “Grantor” contained in Section 1.01 of the Indenture is hereby amended by deleting the phrase “Domestic Guarantor” in its entirety and substituting therefor the new phrase “Guarantor”.
(c)    The definition of “Intercreditor Agreement” contained in Section 1.01 of the Indenture is hereby amended by deleting the phrase “the Domestic Guarantors, the First Lien Agent” in its entirety and substituting therefor the new phrase “the Domestic Guarantors, the other Grantors, the First Lien Agent”.
(d)    Section 12.03(c)(i) of the Indenture is hereby amended by deleting the phrase “that is sold or otherwise disposed of by the Company or any of the Domestic Guarantors (other than any such sale to the Company or a Domestic Guarantor)” in its entirety and substituting therefor the new phrase “that is sold or otherwise disposed of by the Company, any of the Domestic Guarantors or any other Grantor (other than any such sale to the Company, a Domestic Guarantor or any other Grantor)”.

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(e)    Section 12.04 of the Indenture is hereby amended by deleting the phrase “Domestic Guarantor” in its entirety in each place in which it appears therein and substituting therefor in each instance the phrase “Grantor”.
(f)    Section 12.05 of the Indenture is hereby amended by deleting the phrase “Domestic Guarantors” in its entirety and substituting therefor the new phrase “Grantors”.
(g)    Section 12.07 of the Indenture is hereby amended by deleting the phrase “Domestic Guarantors” in its entirety and substituting therefor the new phrase “Guarantors”.
(h)    Section 12.09 of the Indenture is hereby amended by deleting the phrase “Domestic Guarantor” in its entirety in each place in which it appears therein and substituting therefor in each instance the phrase “Grantor”.
ARTICLE 4.
MISCELLANEOUS

SECTION 4.01.	EFFECTIVE DATE
This Third Supplemental Indenture is effective when executed by all parties hereto.

SECTION 4.02.	COUNTERPART ORIGINALS
The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall constitute the same agreement.

SECTION 4.03.	GOVERNING LAW
This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

SECTION 4.04.	TRUSTEE’S DISCLAIMER
The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date and year first written above.
CENVEO CORPORATION
By: /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

EACH ENTITY LISTED ON SCHEDULE I HERETO

By: /s/ Scott J. Goodwin
Name: Scott J. Goodwin
Title: Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

THIRD 8.875% SUPPLEMENTAL INDENTURE

SCHEDULE I

Cenveo, Inc.
Cenveo Commercial Ohio, LLC
Cenveo Government Printing, Inc.
Cenveo Services LLC
Discount Labels, LLC
Cenveo Omemee LLC
Colorhouse China, Inc.
CRX JV, LLC
CRX Holding, Inc.
Rx Technology Corp.
CNMW Investments, Inc.
RX JV Holding, Inc.
PC Ink Corp.
Cenveo NIC, Inc. (formerly known as Printegra Corporation)
Cadmus Printing Group, Inc.
Washburn Graphics, Inc.
Cadmus Journal Services, Inc.
Cadmus Financial Distribution, Inc.
Garamond/Pridemark Press, Inc.
Cadmus Delaware, Inc.
Cadmus UK, Inc.
Expert Graphics, Inc.
Cadmus Marketing Group, Inc.
Cadmus Marketing, Inc.
Cadmus/O’Keefe Marketing Inc.
Old TSI, Inc.
Cadmus Investments, LLC
Port City Press, Inc.
Science Craftsman, Incorporated
Cadmus International Holdings, Inc.
CDMS Management, LLC
Vaughan Printers Incorporated
VSUB Holding Company
Cenveo CEM, LLC
Cenveo CEM, Inc.
Madison/Graham ColorGraphics, Inc.
Madison/Graham ColorGraphics Interstate Services, Inc.
Commercial Envelope Manufacturing Co. Inc.
Rex 2010, LLC (formerly known as Rex Corporation)
136 Eastport Road, LLC
Lightning Labels, LLC
Nashua Corporation
Nashua International, Inc.

Cenveo McLaren Morris and Todd Company
CMS Gilbreth Packaging Systems, Inc.
Impaxx, Inc.
Envelope Product Group, LLC